Exhibit (c)(2)

Discussion Materials for The Independent Committee of the Board of Directors of GasLog Ltd. Project Crown November 17, 2020 Note: Certain key valuation methodologies including NAV and discounted cash flow analysis have been excluded from these preliminary materials and remain work in progress. They will be added subject to completion of diligence with the Company. A critical workstream underpinning valuation would be to diligence the gross asset value - Charter Free and Charter-out Mark-to-Market - to develop a framework and ultimate view on NAV value / representative multiple, which will be a key focus area for interested parties Preliminary Draft Subject to Change

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Independent Committee (the “Independent Committee”) of the Board of Directors for GasLog Ltd. (“GLOG” or the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Independent Committee. These materials were compiled on a confidential basis for use of the Independent Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. (i) Preliminary Draft Subject to Change

Table of Contents Section Introduction I GLOG Situation Analysis II Preliminary Valuation of GLOG III Review of Potentially Interested Parties and Process Considerations IV Preliminary Draft Subject to Change

I. Introduction Preliminary Draft Subject to Change

Introduction  Evercore Group L.L.C. (“Evercore”) is pleased to provide the following materials to the Independent Committee (the “Independent Committee”) of the Board of Directors of GasLog Ltd. (“GLOG” or the “Company”) regarding a potential acquisition of all shares not owned by certain members of the board of directors, affiliates and other investors (the “Reference Shareholders”) by a potential third-party investor Due to current adverse LNG market conditions and the impact of COVID-19, GLOG equity has faced headwinds from lower recontracting rates, declining asset values and uncertainty on refinancing its long-term indebtedness •Since January 1, 2020, GLOG shares have declined by 73% On November 5, BlackRock Alternatives Management, LLC (“Blackrock”) proposed to acquire all outstanding GLOG shares not owned by the Reference Shareholders at a 20% to 30% premium to the 30-day VWAP as of November 3, 2020  The materials include the following:  Evercore’s perspectives on GLOG’s current situation  A preliminary valuation of GLOG  A review of potentially interested parties and process considerations 1 Preliminary Draft Subject to Change

II. GLOG Situation Analysis Preliminary Draft Subject to Change

Situation Analysis Spot Rates and Asset Values Spot Rate ($ / day) LNG Carrier Secondhand Asset Prices Annua l Ra te Summa ry $210,000 $175 145K CBM $52,000 47,695 35,087 $165 $140,000 $155 $105,000 $145 $160 $78,000 $70,000 $135 $ - $125 Jan-18 Jun-18 Dec-18 Jun-19 Dec-19May-20Nov-20 Jan-18 Jun-18 Dec-18 Jun-19 Nov-19May-20Nov-20 LNG 160K CBM LNG 145K CBM 5 Year Old 160K CBM Source: Clarksons 2 ($ / day) 5 Year Old 160K CBMAsset Value ($ mm) There has been limited S&P activity in the market, with only 3x160k CBM vessels sold in 2019 and 1 vessel sold thus far in 2020 LNG 160K CBM LNG 2018$88,692 201969,337 YTD 202050,685 Preliminary Draft Subject to Change

GLOG Situation Analysis Indexed Share Price Performance YTD – GLOG Shares Have Significantly Underperformed the Market Throughout the Pandemic 20% 11% 0% (20%) (26%) (40%) (49%) (60%) (80%) (86%) (100%) Jan-20 Feb-20 Apr-20 Jun-20 Jul-20 Sep-20 Nov-20 LNG Marine C-Corps 1 LNG Marine MLPs 2 GLOP S&P 500 Source: FactSet as of November 14 2020 1. 2. Includes FLNG, GLNG and HLNG, weighted by market cap Includes DLNG, GMLP, HMLP and TGP, weighted by market cap 3 GLOG (73%) 2020 YTD Since March 15, 2020 GLOG(73%) (36%) GLOP (86%) (7%) LNG Marine C-Corps (49%) 10% LNG Marine MLPs (26%) 28% S&P 500 11% 32% Preliminary Draft Subject to Change

GLOG Situation Analysis LNG Shipping C-Corps and MLPs: Trading Multiples and Distribution Yields EV / EBITDA 2020E 2020E 2021E 2021E 12.2x 12.0x 8.9x 8.8x 8.8x 8.6x Annualized Current Dividend / Distribution Yield 14.5% - LNG Marine C-Corps LNG Marine MLPs Source: Wall Street research, FactSet as of November 13, 2020 4 7.7% 8.5% Average: 5.6% --3.4% 1.9% 9.7x 10.0x 9.9x 7.9x 8.3x 8.4x 8.0x 8.4x 7.9x 7.6x 7.6x 5.6x Preliminary Draft Subject to Change

GLOG Situation Analysis LNG Shipping C-Corps and MLPs: Trading Multiples and Distribution Yields (Cont’d) Price / Book Value Per Share 1.20x x x 0.31x 0.25x .11x Price / NAV Per Share 1.08x 1.0x P / NAV 1.0x P / NAV x 0.59x 0x A LNG Marine C-Corps LNG Marine MLPs Source: Wall Street research, FactSet as of November 13, 2020 5 0.76x 0.85x 0.71x Average: 0.82 0.65x Average: 0.53x 0.5 0.23x N 1.0x P / Book 0.58x 1.0x P / Book 0.62x0.48xAverage: 0.55 0.45xAverage: 0.40 0.33x 0 Preliminary Draft Subject to Change

GLOG Situation Analysis GLOG and GLOP Chartering Overview Vessel Propulsion Built Capacity (cbm) Charterer Q4 2021 2022 2023 2024 2025 GasLog Partners LP Firm period Optional period Available./short-term charter Source: Company Materials 6 GasLog GasLog Ltd. Chartered Fleet Methane Lydon Voiney Steam 2006 145,000 GasLog Salem TFDE 2015 155,000 Methane Julia Louise TFDE 2010 170,000 End 2026 GasLog Singapore TFDE 2010 155,000 End 2031 GasLog Hong Kong X-OF 2018 174,000 End 2025 GasLog Genoa X-OF 2018 174,000 End 2027 GasLog Houston X-OF 2018 174,000 End 2028 GasLog Gladstone X-OF 2019 174,000 End 2029 GasLog Warsaw X-OF 2019 180,000 End 2029 GasLog Windsor X-OF 2020 180,000 End 2027 GasLog Wales X-OF 2020 180,000 End 2032 GasLog Westminster X-OF 2020 180,000 End 2027 GasLog Georgetown X-OF 2020 174,000 End 2027 Hull 2301 X-OF 2021 174,000 End 2028 Hull 2311 X-OF 2021 180,000 End 2028 Hull 2312 X-OF 2021 180,000 End 2028 GasLog Ltd. Vessels in the Spot Market GasLog Chelsea TFDE 2010 153,600 Spot GasLog Savannah TFDE 2010 155,000 Spot GasLog Skagen TFDE 2013 155,000 Spot GasLog Saratoga TFDE 2014 155,000 Spot GasLog Partners Methane Rita Andrea Steam 2006 145,000 GasLog Sydney TFDE 2013 155,000 Methane Jane Elizabeth Steam 2006 145,000 Methane Heather Sally Steam 2007 145,000 GasLog Seattle TFDE 2013 155,000 Solaris TFDE 2014 155,000 GasLog Santiago TFDE 2013 155,000 Methane Shirley Elisabeth Steam 2007 145,000 GasLog Shanghai TFDE 2013 155,000 Methane Alison Victoria Steam 2007 145,000 GasLog Geneva TFDE 2016 174,000 GasLog Gibraltar TFDE 2016 174,000 Methane Becki Anne TFDE 2010 170,000 GasLog Greece TFDE 2016 174,000 End 2026 GasLog Glasgow TFDE 2016 174,000 End 2026 Preliminary Draft Subject to Change

GLOG Situation Analysis Wall Street Research Outlook GLOG Summary Price Targets Notable GLOG Research Commentary Firm Analyst Date Recommendation Tgt. Price $6.00 2.25 6.00 5.00 4.50 4.00 3.50 3.20 Webber Pareto Clarksons Stifel Nicolaus Jefferies Evercore ISI Fearnley Cleaves Michael Webber Eirik Haavaldsen Omar Nokta Benjamin J. Nolan Randy Giveans Sean Morgan Espen L. Fjermestad Joakim Hannisdahl 13 Nov '20 11 Nov '20 10 Nov '20 10 Nov '20 10 Nov '20 10 Nov '20 02 Nov '20 16 Oct '20 Hold Hold Buy Buy Buy Buy Hold Buy “The current orderbook for LNG vessels is equivalent to 23% of the existing fleet, at a time when LNG liquefaction FIDs are getting pushed to the right by COVID-19. The market remains structurally long with delays in growth to liquefaction and an orderbook that is likely to arrive with or without commensurate increases in LNG exports. For that reason, we think 2021 probably will not be the panacea to the problems of 2020.” – Evercore ISI, November 2, 2020 “While the LNG shipping sector has had a rough year, recently rates have improved on stronger Asian demand on expectations of a colder than expected winter. We highlight rates tend to be the strongest in the 4th quarter as the winter season kicks off, up 24% and 20% q/q for 160k cbm and 145k cbm, historically. Charter rates have remained steady at $70,000 for 174k MEGI units, $55,000 for TFDE carriers and $40,000 for the older steam market.” – Deutsche Bank, October 27, 2020 Company vs. Consensus EBITDA Projections “GLOG refinanced all debt maturities through 2021, pushing out the first material maturity of the $315 million Senior Notes until 1Q22. At the end of 2021, GLOG will still have 14 vessels on long-term charters. The contracts are staggered and do not start expiring until 2025, providing robust clarity of cash flow for GLOG, with continued optionality, at the margin, for the few vessels trading in the spot market.” $225$225 $527$505 $559$517 $207$200 $199$200 $424$447 – Evercore ISI, November 10, 2020 2020E 2021E 2022E 2020E 2021E 2022E Consensus GLOG Financial Projections GLOP Financial Projections Source: FactSet as of November 13 2020, Wall Street Research 7 Median: $4.25 Mean: 4.31 Low: 2.25 High: 6.00 Current Price: 2.60 % Premium vs. Current 63.5% Preliminary Draft Subject to Change

GLOG Situation Analysis Summary Capitalization Table [To Be Requested from GLOG Management] 8 Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

GLOG Situation Analysis

GLOP Financial Projections

($ in millions, except per unit amounts)

	For the Years Ending December 31,					
	2020E	2021E	2022E	2023E	2024E	2025E
Average Vessels On the Water	15.0	15.0	15.0	15.0	15.0	15.0
Average Charter Rate per TFDE Vessel ($000 / Day)	$50.0	$52.0	$53.5	$55.0	$55.0	$55.0
Average Charter Rate per Steam Vessel ($000 / Day)	25.0	31.0	35.5	40.0	40.0	40.0
Number of Dry-docks	4.0	5.0	1.0	3.0	3.0	4.0
Number of Spot Vessels in Period	3.5	7.0	9.0	12.0	13.0	13.0
Revenue	$317.4	$293.9	$304.4	$314.2	$314.9	$311.1
Less: Direct Operating Expenses	(74.5)	(80.0)	(82.3)	(83.7)	(84.4)	(85.7)
Less: G&A	(18.4)	(14.7)	(14.7)	(14.7)	(14.7)	(14.7)
EBITDA	**$224.5**	**$199.2**	**$207.4**	**$215.8**	**$215.7**	**$210.7**
Less: Change in Working Capital	(18.4)	(0.2)	0.7	0.2	(0.2)	(13.4)
Less: Capital Expenditures	(42.9)	(14.0)	(6.3)	(17.1)	(8.7)	(16.3)
Plus / Less: Other	(2.3)	1.0	1.0	1.0	1.0	1.0
Unlevered Free Cash Flow	**$160.9**	**$186.0**	**$202.8**	**$199.9**	**$207.8**	**$182.0**
Less: Interest Expense	(50.4)	(45.8)	(46.1)	(42.6)	(39.3)	(37.6)
Less: Preferred Equity Dividend	(30.3)	(30.3)	(30.3)	(30.3)	(30.3)	(30.3)
Levered Free Cash Flow	**$80.2**	**$109.8**	**$126.4**	**$127.0**	**$138.2**	**$114.0**
Less: Debt Amortization	(107.3)	(109.7)	(109.7)	(109.7)	(109.7)	(109.6)
Levered Free Cash Flow After Debt Amortization	**($27.1)**	**$0.2**	**$16.7**	**$17.3**	**$28.5**	**$4.4**
Total Distributions	$39.2	$1.9	$2.0	$2.0	$2.0	$2.0
Total Common Units Outstanding	47.5	47.9	48.3	48.8	49.2	49.6
Unlevered Free Cash Flow per Unit	$3.39	$3.88	$4.19	$4.10	$4.23	$3.67
Levered Free Cash Flow per Unit	1.69	2.29	2.61	2.60	2.81	2.30
Levered Free Cash Flow After Debt Amortization per Unit	(0.57)	0.00	0.35	0.35	0.58	0.09
Distribution Per Unit	0.83	0.04	0.04	0.04	0.04	0.04
Levered Free Cash Flow After Debt Amortization Surplus / (Deficit)	($66.3)	($1.8)	$14.8	$15.3	$26.5	$2.4

Source: GLOG management

EVERCORE

9

GLOG Situation Analysis GLOP Financial Projections – Sources and Uses ($ in millions) For the Ye a rs Ending De ce mbe r 31, 2020E 2021E 2022E 2023E 2024E 2025E Sources Levered Free Cash Flow After Debt Amortization Surplus / (Deficit) Proceeds from Refinancing Draw on Revolving Credit Facility Other Cash from Balance Sheet ($66.3) 454.0 26.0 0.0 25.4 ($1.8) --10.0 ---- $14.8 --10.0 ---- $15.3 ---- ---- $26.5 302.9 --0.0 --$2.4 282.1 ---- 5.4 Total Sources $439.0 $8.2 $24.8 $15.3 $329.4 $289.9 Uses Debt Refinanced Financing Fees Other Cash to Balance Sheet $433.4 4.1 1.6 --$--0.2 --8.0 $--0.2 --24.5 $--0.2 --15.1 $302.9 3.0 --23.6 $282.1 7.8 ---- Total Uses $439.0 $8.2 $24.8 $15.3 $329.4 $289.9 Capitalization Debt Less: Cash $1,286.3 (71.5) $1,190.4 (79.5) $1,094.3 (104.0) $988.0 (119.1) $878.8 (142.7) $764.2 (137.3) Net Debt $1,214.8 $1,110.9 $990.3 $868.9 $736.1 $626.9 Debt / EBITDA Net Debt / EBITDA 5.7x 5.4 6.0x 5.6 5.3x 4.8 4.6x 4.0 4.1x 3.4 3.6x 3.0 Source: GLOG management 10 Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

GLOG Situation Analysis

GLOG Financial Projections

($ in millions, except per share amounts)

	For the Years Ending December 31,					
	2020E	2021E	2022E	2023E	2024E	2025E
Average Vessels On the Water	15.0	18.9	19.7	19.0	19.0	19.0
Average Charter Rate per Vessel ($000 / Day)	$58.7	$63.8	$65.4	$66.8	$67.2	$66.2
Number of Dry-docks	4.0	1.0	--	4.0	4.0	7.0
Number of Spot Vessels in Period	2.0	5.0	5.0	5.0	5.0	6.0
Revenue	$319.3	$438.4	$466.8	$460.8	$463.3	$456.5
Plus: GLOP Management Fee	21.2	21.7	22.3	22.3	22.3	22.2
Plus: Income from GLOP	20.7	13.1	16.3	20.3	21.4	21.2
Less: Direct Operating Expenses	(80.0)	(100.0)	(104.9)	(104.2)	(105.4)	(107.1)
Less: G&A	(41.8)	(34.2)	(34.7)	(35.1)	(35.6)	(36.1)
Less: Other	(3.6)	--	--	--	--	--
Deconsolidated EBITDA	**$235.8**	**$339.0**	**$365.8**	**$364.1**	**$366.0**	**$356.7**
Less: Difference in GLOP Distributions vs. Net Income	(8.0)	(12.5)	(15.6)	(19.6)	(20.7)	(20.5)
Less: Change in Working Capital	6.3	19.7	0.7	(0.0)	0.3	(19.6)
Less: Capital Expenditures	(703.4)	(559.0)	(95.4)	(12.2)	(11.5)	(22.1)
Plus: Proceeds from Sale of Vessel (Project Alex)	--	--	280.0	--	--	--
Plus / Less: Other	0.3	5.1	5.1	5.2	5.2	5.3
Unlevered Free Cash Flow	**($469.0)**	**($207.6)**	**$540.6**	**$337.4**	**$339.3**	**$299.8**
Less: Interest Expense	(113.9)	(127.9)	(132.9)	(125.0)	(123.9)	(124.0)
Less: Preferred Equity Dividend	(7.5)	(10.1)	(10.1)	(10.1)	(10.1)	(10.1)
Levered Free Cash Flow	**($590.4)**	**($345.6)**	**$397.7**	**$202.3**	**$205.3**	**$165.7**
Less: Finance Lease Amortization	(9.2)	(25.6)	(28.2)	(28.6)	(29.1)	(29.6)
Less: Debt Amortization	(117.0)	(130.4)	(132.0)	(126.4)	(126.4)	(125.3)
Levered Free Cash Flow After Debt Amortization	**($716.6)**	**($501.6)**	**$237.5**	**$47.3**	**$49.8**	**$10.8**
Total Dividends	$25.0	$57.1	$57.1	$57.1	$57.1	$57.1
Total Shares Outstanding	88.0	95.2	95.2	95.2	95.2	95.2
Unlevered Free Cash Flow per Share	**($5.33)**	**($2.18)**	**$5.68**	**$3.54**	**$3.56**	**$3.15**
Levered Free Cash Flow per Share	**(6.71)**	**(3.63)**	**4.18**	**2.13**	**2.16**	**1.74**
Levered Free Cash Flow After Debt Amortization per Share	**(8.15)**	**(5.27)**	**2.50**	**0.50**	**0.52**	**0.11**
Dividend Per Share	**0.28**	**0.60**	**0.60**	**0.60**	**0.60**	**0.60**
Levered Free Cash Flow After Debt Amortization Surplus / (Deficit)	($741.6)	($558.7)	$180.4	($9.8)	($7.3)	($46.3)

Source: GLOG management

EVERCORE

11

Preliminary Draft
Subject to Change

GLOG Situation Analysis

GLOG Financial Projections – Sources and Uses

($ in millions)

	For the Years Ending December 31,					
	2020E	2021E	2022E	2023E	2024E	2025E
Sources						
Levered Free Cash Flow After Debt Amortization Surplus / (Deficit)	($741.6)	($558.7)	$180.4	($9.8)	($7.3)	($46.3)
Bonds Issued	955.2	154.9	–	–	–	–
FSRU Advance Payments (Project Alex)	163.4	157.5	–	–	–	–
Mortgage Debt Drawdown	374.0	43.9	413.0	–	98.6	402.4
Proceeds from Sale & Lease back	163.4	157.5	–	–	–	110.0
Common Equity Proceeds	35.3	–	–	–	–	–
Cash from Balance Sheet	–	189.7	–	10.3	9.4	46.9
Total Sources	**$949.7**	**$144.8**	**$593.4**	**$0.4**	**$100.6**	**$512.9**
Uses						
Debt Refinanced	$830.2	$136.8	$510.2	$–	$98.6	$509.2
Financing Fees	30.8	8.1	8.4	0.4	2.1	3.7
Payment for Finance Lease Liability	0.7	–	–	–	–	–
Share Repurchases	2.0	–	–	–	–	–
Foreign Exchange Impact	2.1	–	–	–	–	–
Cash to Balance Sheet	83.7	–	74.8	–	–	–
Total Uses	**$949.7**	**$144.8**	**$593.4**	**$0.4**	**$100.6**	**$512.9**
Consolidated Capitalization						
Debt Including Financing Leases	$3,958.1	$4,082.8	$3,724.0	$3,472.6	$3,215.6	$2,954.3
Less: Cash	(322.1)	(140.4)	(239.7)	(244.6)	(258.7)	(206.4)
Net Debt	**$3,636.1**	**$3,942.4**	**$3,484.2**	**$3,228.0**	**$2,956.9**	**$2,747.9**
Debt / EBITDA	9.3x	7.7x	6.7x	6.2x	5.7x	5.4x
Net Debt / EBITDA	8.6	7.5	6.2	5.8	5.3	5.0
Deconsolidated Capitalization						
Debt Including Financing Leases	$2,672.2	$2,902.8	$2,650.0	$2,504.9	$2,357.2	$2,210.5
Less: Cash	(250.6)	(61.0)	(135.8)	(125.5)	(116.1)	(69.2)
Net Debt	**$2,421.6**	**$2,841.8**	**$2,514.2**	**$2,379.4**	**$2,241.1**	**$2,141.3**
Debt / EBITDA	11.3x	8.6x	7.2x	6.9x	6.4x	6.2x
Net Debt / EBITDA	10.3	8.4	6.9	6.5	6.1	6.0

Source: GLOG management

EVERCORE 12

III. Preliminary Valuation of GLOG Preliminary Draft Subject to Change

Preliminary Valuation of GLOG Summary Preliminary Valuation of GLOG $20.00 $15.00 0% $10.00 $5.00 $--($5.00) ($10.00) Multiple Ranges Multiple Ranges Multiple Ranges 2021E EBITDA Multiple: 7.50x - 9.50x GLOG 2020E EBITDA Multiple: 8.00x - 10.00x GLOP 2020E EBITDA Multiple: 7.50x - 9.50x GLOG 2021E EBITDA Multiple: 8.00x - 10.00x GLOP 2021E EBITDA Multiple: 7.50x - 9.50x Less: 2021E Growth Capital Expenditures 13 A critical workstream underpinning valuation would be to diligence the gross asset value - Charter Free and Charter-out Mark-to-Market - to develop a framework and ultimate view on NAV value / representative multiple, which will be a key focus area for interested parties Peer Trading Precedents EV / 2021E EBITDA EV / 2020E EBITDA EV / 2021E EBITDA GLOG 30-Day VWAP as of November 3, 2020$2.65 Assumed Premium20.0%–30. $8.77 $4.83 $0.62 $0.14 ($3.81) ($6.04) GLOG Share Price as of November 13, 2020: $2.60 Illustrative Purchase Price$3.18–$3.45 Preliminary Draft Subject to Change

Preliminary Draft Subject to Change

Preliminary Valuation of GLOG

2021E Peer Group Trading

($ in millions, except per share/unit amounts)

GasLog Limited

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA	$339.0	7.5x	-	9.5x	$2,542.9	-	$3,221.0
Implied Enterprise Value					**$2,542.9**	**-**	**$3,221.0**
Plus: Implied Value of GLOP Units Owned by GLOG					9.9		153.9
Less: Total Debt as of December 31, 2020[1]						(2,672.2)	
Plus: Cash and Cash Equivalents as of December 31, 2020						250.6	
Less: Working Capital						(28.9)	
Less: Preferred Equity[2]						(89.4)	
Implied Equity Value Range					**$12.9**		**$835.0**
Total Shares as of December 31, 2019						95.2	
Implied Price per Share					**$0.14**		**$8.77**

GasLog Partners

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA	$199.2	7.5x	-	9.5x	$1,494.2	-	$1,892.6
Implied Enterprise Value					**$1,494.2**	**-**	**$1,892.6**
Less: Total Debt as of December 31, 2020[1]						(1,286.3)	
Plus: Cash and Cash Equivalents as of December 31, 2020						71.5	
Less: Working Capital						(36.5)	
Less: Preferred Equity[2]						(215.5)	
Implied Equity Value Range					**$27.4**		**$425.8**
Total Units as of December 31, 2020[3]						50.6	
Implied Price per Unit					**$0.54**		**$8.41**
Total Units Owned by GLOG[3]						18.3	
Implied Value of GLOP units Owned by GLOG					**$9.9**		**$153.9**

Source: Company Projections, Public filings, FactSet as of November 13, 2020
1. Includes Financing Leases
2. Market Value as of November 13, 2020
3. Includes general partner, common and Class B units

Evercore

14

Preliminary Valuation of GLOG Precedent Transactions – EV / EBITDA and Price / NAV ($ in millions) 15.0x 1.40x 12.7x 1.20x 1.10x 12.0x 1.04x .04x 1.02x 1.00x 0.92x 9.2x 9.0x 0.80x 0.80x 0.60x 6.0x 0.40x 3.0x 0.20x 0.0x 0.00x 9/25/06 4/17/07 10/11/07 1/29/08 3/21/08 8/5/08 7/19/10 3/13/11 5/5/11 5/31/11 7/26/11 6/16/14 8/19/14 9/9/14 10/7/14 2/25/15 7/1/15 8/5/15 3/23/17 5/23/17 5/30/17 12/19/17 3/14/18 4/20/18 5/14/18 10/29/18 11/27/18 5/27/19 8/19/19 10/1/19 Announced Date 9/25/06 4/17/07 10/11/07 1/29/08 3/21/08 8/5/08 7/19/10 3/13/11 5/5/11 5/31/11 7/26/11 6/16/14 8/19/14 9/9/14 10/7/14 2/25/15 7/1/15 8/5/15 3/23/17 5/23/17 5/30/17 12/19/17 3/14/18 4/20/18 5/14/18 10/29/18 11/27/18 5/27/19 8/19/19 10/1/19 Asia Pacific Carriers 34 Excel Maritime Vessels Chembulk Quintana Global Ship Crude Carriers Saga Tankers Ocean Freight Samco Shipholding Golden Ocean Navi8 Crude Frontline Ltd. Principal Maritime Navig8 Product Global Ship Lease Teekay Offshore Target Maritrans OMI Arlington K-Sea Oceanbulk BW Group TIL Gener8 GCI 16 vessels 18 vessels CPLP 11 vessels DryShips Lease Navios Maritime Acq. Capital Product Partners Knightsbrid Star Bulk DHT Maritime ge Shipping Teekay Torm Marathon Acquisition DHT Holdings Frontline 2012 Teekay Tankers Starbulk Poseidon Diamond S Starbulk SPII Holdings Acquiror OSG Berlian Laju Excel GenMar Kirby DryShips Star Bulk GenMar DHT STNG TNK Euronav Seaspan Starbulk Brookfield Containers Transaction Value $456 $2,222 $850 $2,139 $1,005 $490 $587 $600 $400 $105 $239 $1,757 $635 $578 $1,207 $1,445 $1,506 $662 $538 $1,138 $570 $1,518 $1,600 $433 $477 $465 $525 $140 $76 $171 Consideration Structure Cash Cash Cash Mixed Stock Stock Cash Mixed Unit Stock Mixed Stock Mixed Cash Stock Stock Stock Mixed Mixed Stock Stock Stock Mixed Stock Stock Stock Stock Mixed Cash Cash Sector Barging Tanker Chemical Drybulk Container Tanker Tanker MLP MLP Tanker Drybulk Drybulk Drybulk Tanker Drybulk Tanker Tanker Tanker Tanker Tanker Tanker Tanker Container Drybulk Drybulk Drybulk Tanker Drybulk Drybulk MLP Source: Company filings, press releases, investor presentations, FactSet, CapitalIQ 15 Price / NAV TEV / FY+1 EBITDA NAV multiple does not account for underlying value of in-the-money charter contracts 1.27x 13.1x 1.13x 1.15x 12.2x 1 1.14x 1.02x 11.4x 1.10x 1.07x 1.03x 1.05x 1.05x 1.05x 1.00x 10.1x 0.93x 10.2x 0.95x 0.96x 0.95x 0.88x 9.0x 9.3x 9.2x 9.0x 9.3x 9.4x 0 0.88x 9.5x .87x 0.83x 8.3x 6.3x 0 .72x NA NA NA 7.9x NA NA 8.3x 8.3x 7.9x NA 5.1x 7.6x 8.0x 0.79x 7.8x 6.8x NA Avg. TEV / FY+1 EBITDA = 9.0x Avg. Price / NAV = 0.97x Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Preliminary Valuation of GLOG

2020E Precedent Transactions

($ in millions, except per share/unit amounts)

GasLog Limited

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2020E EBITDA	$235.8	8.0x	-	10.0x	1,886.2	-	2,357.8
Implied Enterprise Value					**$1,886.2**	**-**	**$2,357.8**
Plus: Implied Value of GLOP Units Owned by GLOG					78.4		240.7
Less: Total Debt as of December 31, 2020[1]						(2,672.2)	
Plus: Cash and Cash Equivalents as of December 31, 2020						250.6	
Less: Working Capital						(28.9)	
Less: Preferred Equity[2]						(89.4)	
Implied Equity Value Range					**($575.2)**		**$58.7**
Total Shares as of December 31, 2019						95.2	
Implied Price per Share					**($6.04)**		**$0.62**

GasLog Partners

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2020E EBITDA	$224.5	7.5x	-	9.5x	1,683.9	-	2,133.0
Implied Enterprise Value					**$1,683.9**	**-**	**$2,133.0**
Less: Total Debt as of December 31, 2020[1]						(1,286.3)	
Plus: Cash and Cash Equivalents as of December 31, 2020						71.5	
Less: Working Capital						(36.5)	
Less: Preferred Equity[2]						(215.5)	
Implied Equity Value Range					**$217.1**		**$666.2**
Total Units as of December 31, 2020[1]						50.6	
Implied Price per Unit					**$4.29**		**$13.16**
Total Units Owned by GLOG[3]						18.3	
Implied Value of GLOP units Owned by GLOG					**$78.4**		**$240.7**

Source: Company Projections, Public filings, FactSet as of November 13, 2020
1. Includes Financing Leases
2. Market Value as of November 13, 2020
3. Includes general partner, common and Class B units

EVERCORE 16

Preliminary Draft Subject to Change

Preliminary Valuation of GLOG

2021E Precedent Transactions

($ in millions, except per share/unit amounts)

GasLog Limited

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA	$339.0	8.0x	-	10.0x	2,712.4	-	3,390.5
Implied Enterprise Value					**$2,712.4**	**-**	**$3,390.5**
Plus: Implied Value of GLOP Units Owned by GLOG					9.9		153.9
Less: Total Debt as of December 31, 2020[1]						(2,672.2)	
Plus: Cash and Cash Equivalents as of December 31, 2020						250.6	
Less: Growth Capital Expenditures from January 1, 2021 to December 31, 2021						(545.1)	
Less: Working Capital						(28.9)	
Less: Preferred Equity[2]						(89.4)	
Implied Equity Value Range					**($362.6)**		**$459.5**
Total Shares as of December 31, 2019						95.2	
Implied Price per Share					**($3.81)**		**$4.83**

GasLog Partners

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA	$199.2	7.5x	-	9.5x	1,494.2	-	1,892.6
Implied Enterprise Value					**$1,494.2**	**-**	**$1,892.6**
Less: Total Debt as of December 31, 2020[1]						(1,286.3)	
Plus: Cash and Cash Equivalents as of December 31, 2020						71.5	
Less: Working Capital						(36.5)	
Less: Preferred Equity[2]						(215.5)	
Implied Equity Value Range					**$27.4**		**$425.8**
Total Units as of December 31, 2020[3]						50.6	
Implied Price per Unit					**$0.54**		**$8.41**
Total Units Owned by GLOG[3]						18.3	
Implied Value of GLOP units Owned by GLOG					**$9.9**		**$153.9**

Source: Company Projections, Public filings, FactSet as of November 13, 2020
1. Includes Financing Leases
2. Market Value as of November 13, 2020
3. Includes general partner, common and Class B units

EVERCORE

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Preliminary Valuation of GLOG Premiums Paid Analysis  Analysis seeks to understand premia paid in precedent buyout transactions  Analysis is based on the following parameters  Transactions between $2.5b - $5.0b from the past 10 years where the acquiror held 100% of shares following the transaction  Analysis excludes transactions in which consideration and premium paid are not disclosed Summary Results Transaction Value Consideration Ownership Premium to Pre-Deal Price % Stock & Other % Cash PF % Owned 1-Day 1-Week 1-Month Mean $3,551 Median 3,544 0.0% 100.0% 100.0% 25th Percentile 2,975 0.0% 57.4% 100.0% 13.0% 16.5% 19.6% 75th Percentile 4,066 42.6% 100.0% 100.0% 43.8% 45.4% 48.6% Max 4,990 - - - - - - Min 2,501 - - - - - - # of Transactions 158 158 158 158 158 158 158 Source: Thomson Reuters as of November 2020 18 33.1%35.2%38.8% 28.2%32.3%31.5% 25.3%74.7%100.0% Preliminary Draft Subject to Change

IV. Review of Potentially Interested Parties and Process Considerations Preliminary Draft Subject to Change

Review of Potentially Interested Parties and Process Considerations Illustrative Timeline 19 Execution Preparation Week of November December January February 16 23 30 7 14 21 28 4 11 18 25 1 8 15 22 Evercore to form ulate views on valuation Evercore to pres ent prelim inary valuation to and review lis t of Potential Bidders with GLOG Independent Com m ittee Evercore to com plete its due diligence and finalize its initial view on valuation Negotiate and Execute NDA with Blackrock Open VDR for Blackrock (with Model) Outreach to s elected Potential Bidders and execute NDAs Potential Bidders review Public Inform ation Packet and Financial Projections Managem ent Pres entation to Blackrock Managem ent m eetings / calls for lead Potential Bidders Updated IOI from Blackrock Receive IOIs from s elected Potential Bidders Update GLOG Independent Com m ittee Managem ent Pres entations to s elected Potential Bidders (with pres entation and VDR acces s provided in advance) Final bids due Update GLOG Independent Com m ittee Final due diligence by Bidders Sign definitive agreem ents Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Review of Potentially Interested Parties and Process Considerations

Financial Sponsors

Investor	AUM	Key Contact	Commentary
CPP Investment Board	$350 billion	Michael Hill *Managing Director*	• CPPIB's Energy and Resources team invests directly in companies, strategic partnerships and direct-asset interests in sectors including the oil and gas, energy midstream, merchant power and LNG, refining and petrochemicals, mining and services, technology and innovation industries • Partnered with Riverstone Holdings to acquire Pattern Energy for $6.1 billion in November 2019 • Partnered with Williams to form a $3.8 billion strategic JV of Marcellus and Utica midstream assets
Global Infrastructure Partners	$69 billion	Matthew Harris *Partner*	• Approximately $69 billion of assets under management focused on infrastructure businesses and assets across energy, transportation and water and waste sectors
ifm investors	$102 billion	Wei-Sun Teh *Investment Director*	• Fund manager investing on behalf of superannuation and pension funds, SWFs, insurers, endowments, foundations and universities globally • Currently hold 32 infrastructure investments across Australia, North America and Europe • Announced acquisition of Buckeye Partners, L.P. in May 2019 in $10.3 billion take-private transaction
I Squared Capital	$14 billion	Jesse Krynak *Principal*	• Global infrastructure investment manager that invests in energy, utilities, telecom and transport sectors in the Americas, Europe and Asia • Have been pursuing larger opportunities and targeting raising a $12 billion new fund • Partner with management team in making acquisition (no stable of managers)
KKR Infrastructure	$20+ billion	Raj Agrawal *Global Head of Infrastructure*	• KKR's infrastructure platform invests in sectors, including but not limited to: energy, transportation, water and waste, social infrastructure and communications infrastructure • Currently investing through KKR Global Infrastructure Investors III, a $7.2 billion infrastructure fund
Morgan Stanley Infrastructure	$10+ billion	John Veech *Managing Director*	• Currently investing through North Haven Infrastructure Partners III, a $5.5 billion infrastructure fund • Seeks to invest in assets primarily within transportation, power generation (including renewable generation), natural gas infrastructure and digital infrastructure sectors
Stonepeak Infrastructure Partners	$26 billion	Jack Howell *Senior Managing Director*	• Seeks in invest in business and assets within the transportation, communication, midstream energy, power and utilities sectors • Acquired Astound Broadband for $8.1 billion in November 2020 • Acquired Oryx Midstream Services for $3.6 billion in May 2019

Evercore
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Selected Potential Strategic Partners Initial Evaluation of Strategic Partners ($ in millions) Financial Flexibility Company HQ Status Fleet Size (LNG) Selected Commentary 35x LNG Carriers 1x FSRU  Particular focus on expanding its LNG fleet  ~$380mm+ spend in past 12 months on LNG-related vessel transactions Greece Private  Proactive / aggressive investor  Recently acquired a 6.9% stake in Golar LNG Limited  Could view as an opportunistic transaction though unlikely to offer all cash 28 LNG Carriers Singapore Private  Stated objective to expand LNG business domains beyond transportation, including FSRUs, LNG-to-powerships, and LNG bunkering  Expanding global reach through new charter contracts - recently secured a new 30-year agreement with PAI Novatek in Russia for 3 ice-breaking LNG carriers scheduled for delivery in ‘23  Sizable liquidity position of ~$850m at the group level to deploy capital opportunistically across operating segments Public TEV: $13,231 MEV: $2,872 49x LNG carriers Japan  Recently acquired Gazocean to expand its LNG presence in France and boast carrier management capacity  Focus on portfolio optimization with an aim to secure stable-freight-rate business via reinforcement of LNG and offshore businesses  Mandated to enhance investment in LNG with a focus on elective investment in blue-chip opportunities. Sizable liquidity position of ~$800mm at the group level Public TEV: $11,532 MEV: $3,827 75x LNG Carriers Japan  Largest LNG integrated producer with annual production capacity of 77mt  Signed agreements with South Korea’s “Big 3” shipyards in May ’20 to secure more than 100 ships through ‘27 (largest single LNG vessel order) Public TEV: $8,329 MEV: $4,540 51x LNG carriers Qatar  4th largest independent LNG shipping company; completed its multi-year fleet expansion totaling ~$3.5bn in 2019  Financial wherewithal continues to strengthen given recent deleveraging / refinancing profile initiatives targeting 4.5-5.5x net leverage by 2021  Strong liquidity position of ~$431m after raising ~$112m in unsecured debt with flexibility to opportunistically allocate capital Public TEV: $4,049 MEV: $1,050 47x LNG Carriers Bermuda 21 Source: Company filings, FactSet and CapIQ as of November 13, 2020, PitchBook = High Flexibility= Low Flexibility Preliminary Draft Subject to Change